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                         ZENITH ELECTRONICS CORPORATION

                          Common Stock, $1.00 par value

                             SALES AGENCY AGREEMENT


                                                       February ____, 1995

NatWest Securities Limited
175 Water Street
New York, NY 10038


Gentlemen:

       Zenith Electronics Corporation, a Delaware corporation (the "Company"), confirms its agreement with NatWest Securities Limited (the "Agent"), as follows:


       1. Description of Securities. The Company proposes to issue and sell through the Agent, as exclusive sales agent, initially up to 1,000,000 shares (the "Maximum Amount") of common stock, $1.00 par value, on the particular terms set forth in Section 3 hereof (the "Stock"), which amount may be increased as provided in Section 8 hereof.


       2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that:

       (a) A registration statement on Form S-3 (Registration No. 33-56889) with respect to the Stock, including a form of prospectus, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Act") and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such amendment filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Agent. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

       (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing


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shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by the Agent, specifically for use in the preparation thereof.

       (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became or become effective under the Act, or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

       (d) The financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition and the results of operations and cash flows of the Company and its subsidiaries as of the dates indicated or for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

       (e) The Company and each of its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, will not have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries considered as a whole; and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

       (f) The outstanding shares of common stock of the Company and the Stock have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and non-assessable and conform, or when so issued will conform, to the description thereof in the Prospectus. The stockholders of the Company have no preemptive rights with respect to the Stock.


       (g) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries considered as a whole, and there has not been on a consolidated basis, any material change in the capital stock, or any material increase in the short-term debt or long-term debt of the Company and its subsidiaries (other than advances under the credit agreement dated as of May 21, 1993, as amended and as it may be further amended from time to time (the "Credit Agreement"), to be used in the ordinary course of the Company's business), or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole.


       (h) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole or that could reasonably be expected to materially and adversely affect the properties or assets thereof considered as a whole.

       (i) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.


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       (j)     The performance of this Agreement, and the consummation of the transactions contemplated herein or therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's charter or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, in connection with the issuance or sale of the Stock by the Company, except such as may be required by the listing of the Stock on the New York Stock Exchange ("NYSE") or the Chicago Stock Exchange ("CSE") or under the Act or state securities or blue sky laws; and the Company has full power and authority to authorize, issue and sell the Stock as contemplated by this Agreement, free of any preemptive rights.

       3. Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell exclusively through Agent, and Agent agrees to sell, as exclusive sales agent for the Company, on a best efforts basis, up to the Maximum Amount of Stock on the terms set forth herein.

       The Stock, up to the Maximum Amount, is to be sold during one or more pricing periods (each a "Pricing Period"), each Pricing Period consisting of five consecutive calendar days or such lesser number of days as shall be agreed to by the Company and the Agent. The Company and the Agent shall agree to any Pricing Period and the number of shares of Stock (not to exceed 60,000 shares) to be sold by the Agent during each such Pricing Period (the "Average Market Price Shares"). Subject to the terms and conditions hereof, the Agent shall use its best efforts to (i) sell all of the Average Market Price Shares during each such Pricing Period, and (ii) sell the entire Maximum Amount during no more than 52 Pricing Periods. The Agent shall sell the shares of Stock by means of ordinary brokers' transactions on any national securities exchange, including the NYSE, on which such shares of Stock are listed. The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy) suspend or terminate the offering of Stock during any Pricing Period; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligation with respect to shares of Stock sold hereunder prior to the giving of such notice; provided further, that the Agent may give notice of suspension under this sentence only in the event that the Agent in its sole discretion determines that the Registration Statement or Prospectus may contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, not misleading.

       The net proceeds (the "Net Proceeds") to the Company for the Average Market Price Shares sold by the Agent during a Pricing Period will equal the sum of (i) the product of (x) 94.25% times (y) the average of the arithmetic mean of the high and low sales prices of the common stock of the Company reported on the NYSE for each trading day of such Pricing Period (the "Average Market Price"), times (z) the number of Average Market Price Shares sold during such Pricing Period plus (ii) Alternative Proceeds (defined below), if any, plus (iii) Excess Proceeds (defined below), if any. Subject to adjustment as set forth in the next two paragraphs, the compensation to the Agent with respect to the sale of Average Market Price Shares sold hereunder shall equal the difference between the aggregate gross sales prices at which such sales are actually effected by the Agent and the Net Proceeds.

       Prior to and from time to time during any Pricing Period, the Company may instruct the Agent not to sell shares of Stock if such sales cannot be effected at or above the price designated by the Company in any such instruction. If such an instruction is given and as a result thereof the Agent is unable to sell shares of Stock in an amount greater than or equal to the average daily number of Average Market Price Shares actually sold during such Pricing Period, then
(i) that day's high and low sales prices of common stock of the Company reported on the NYSE shall not be included in the calculation of Average Market Price and
(ii) the net proceeds payable to the Company (the "Alternative Proceeds") and the compensation payable to the Agent in respect of any sales of Average Market Price Shares effected that day by the Agent shall be equal to 94.25% and 5.75%, respectively, of the weighted average sales prices at which the Agent has actually effected sales of Stock during that day.


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       To the extent that the compensation payable to the Agent hereunder would otherwise exceed ten percent of the aggregate gross sales prices of the Average Market Price Shares during any Pricing Period, such excess over ten percent shall constitute "Excess Proceeds" payable to the Company.

       During any Pricing Period, the Company and the Agent may agree upon the sale of shares ("Additional Shares") of Stock in an amount of 1,000 shares or more, in addition to the sale of Average Market Price Shares (such Additional Shares to be included in the Maximum Amount). The compensation to the Agent for sales of the first 200,000 Additional Shares sold in any Pricing Period shall be $0.125 per share, and the compensation to the Agent for sales of Additional Shares in excess thereof during such Pricing Period shall be $0.25 per share. The sale of Additional Shares during any day shall be confirmed in writing by the Agent to the Company following the close of business that day. All other shares sold during a Pricing Period not so confirmed shall be deemed Average Market Price Shares.

       The Agent shall provide written confirmation to the Company following the close of business on the final day of each Pricing Period setting forth the number of Average Market Price Shares sold during the Pricing Period, the gross proceeds from the sale of such shares, the high and low prices at which Average Market Price Shares were sold during such Pricing Period, the Net Proceeds to the Company, the amount of Excess Proceeds, if any, the amount of Alternative Proceeds, if any, the compensation payable by the Company to the Agent with respect to such sales and the Average Market Price for such Pricing Period. The Agent hereby acknowledges that the Company will be relying upon such information in preparing the Prospectus Supplement with respect to each Pricing Period.

       Settlement for sales of Additional Shares will occur on the fifth business day following the date on which such sales are made. Settlement for sales of Average Market Price Shares will occur on a weekly basis as follows.
On each Monday (or the next succeeding business day if such Monday is not a business day) following the end of a Pricing Period (each a "Closing Date"), the Average Market Price Shares sold through the Agent during such Pricing Period will be delivered by the Company to the Agent against payment of the Net Proceeds for such Pricing Period. Settlement for all shares shall be effected via the Depository Trust Corporation on a delivery-versus-payment basis.

       At each such settlement, the Company shall affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement. The Company covenants and agrees with Agent that within two (2) business days of the termination of each Pricing Period, the Company will file a Prospectus Supplement under Rule 424(b)(3) promulgated under the Act, which Prospectus Supplement will set forth the number of such shares of Stock sold through the Agent, the high and low prices at which Average Market Price Shares were sold during such Pricing Period, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales (all as provided in writing by the Agent for inclusion in each such Prospectus Supplement). The obligations of the Agent to sell the Stock shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5(a) through (i) of this Agreement.

       4.      Covenants.  The Company covenants and agrees with Agent that:

       (a) During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Agent's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent's reasonable opinion, may be necessary or advisable in connection with the distribution of the Stock by the Agent; it will file no amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which the Agent shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing; and it will furnish to


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the Agent at or prior to the filing thereof a copy of any such prospectus supplement or any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus.

       (b) The Company will advise the Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent immediately after it shall receive notice of, or obtain knowledge of, the initiation by the Commission or its staff of a review of any documents incorporated by reference in the Prospectus.

       (c) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Agent and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

       (d) The Company will use its best efforts to qualify the Stock for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Stock, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

       (e) The Company will furnish to the Agent copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as you may from time to time reasonably request, and will also furnish copies of the Prospectus to the NYSE in accordance with Rule 153 of the Rules and Regulations.

       (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date of effectiveness of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act.

       (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, will pay the expenses of printing all documents relating to the offering, and will reimburse the Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with the matters referred to in Section 4(d) hereof and the preparation of memoranda relating thereto and for any filing fee of the National Association of Securities Dealers, Inc. relating to the Stock. The Company shall not in any event be liable to the Agent for loss of anticipated profits from the transactions covered by this Agreement.

       (h) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus.

       (i) The Company will not, directly or indirectly, offer or sell, any shares of common stock (other than the Stock) or securities convertible into or exchangeable for, or any rights to purchase or acquire, common stock during the period ending on the final Closing Date for the sale of Stock hereunder (a) without giving you three business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale, or


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(b) if, following the receipt of such notice, you object to such sale in writing prior to the date specified in such notice as the date of such proposed sale; provided, however, that you may not object to or prohibit the Company from (i) issuing and/or selling shares of its common stock or warrants, options or other rights exercisable or convertible into shares of its common stock to employees of the Company and its subsidiaries, (ii) issuing and/or selling shares of common stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company now or hereinafter in effect, (iii) issuing and/or selling shares of common stock or securities convertible into or exchangeable for, or rights to acquire common stock pursuant to a private placement including, without limitation, pursuant to Rule 144A of the Act, (iv) issuing and selling common stock pursuant to its contractual obligations as in effect on the date hereof, pursuant to the Zenith Stockholders Rights Plan, (v) issuing and contributing shares of common stock to the Zenith Hourly and Salaried Employees Profit Sharing and Retirement Plans, and (vi) issuing common stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

       (j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 5 herein.

       5. Conditions of Agent's Obligations. The obligations of the Agent to sell the Stock as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Closing Date for any Pricing Period contemplated under this Agreement, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

       (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

       (b) The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in your opinion is material, or omits to state a fact that in the Agent's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

       (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been, on a consolidated basis, any material change in the capital stock or any material increase in short-term or long-term debt of the Company and its subsidiaries (other than advances under the Credit Agreement to be used in the ordinary course of the Company's business), or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the rating assigned to any securities of the Company by Moody's Investors Service, Standard & Poor's or any similar national rating agency, that, in the Agent's judgment, makes it impractical or inadvisable to offer or deliver the Stock on the terms and in the manner contemplated in the Prospectus.


       (d) The Agent shall have received at the date of the commencement of the first Pricing Period hereunder (the "Commencement Date") and at the final Closing hereunder opinions of Richard F. Vitkus., Esq., Senior Vice President-General Counsel for the Company, dated as of the Commencement Date and dated as of the final Closing Date, respectively, to the effect that:


                       (i) The Company and each of its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business


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requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, will not have a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its subsidiaries considered as a whole; and all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except for director's qualifying shares and except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim;

                       (ii) All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable; the shares of Stock have been duly and validly authorized, and, when issued and delivered to and paid for by the purchasers thereof pursuant to the Agreement, will be fully paid and nonassessable and conform to the description thereof in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Stock;

                       (iii) To the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                       (iv) The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (and, if applicable, at each Closing Date on or prior to the date of the opinion), complied (in each case other than the financial statements, financial data, statistical data and supporting schedules contained or incorporated by reference therein as to which such counsel need express no opinion) as to form in all material respects with the requirements of the Act and the Rules and Regulations; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto (other than the financial statements, financial data, statistical data and supporting schedules contained or incorporated by reference therein as to which such counsel need express no opinion), when they became effective under the Act or were filed with the Commission under the Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

                       (v) The description in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required; and

                       (vi) This Agreement has been duly authorized, executed and delivered by the Company; the performance of this Agreement and the consummation of the transactions contemplated herein by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's charter or by-laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Stock by the Company, except such as have been obtained under the Act and such as may be required by the listing of the Stock on the NYSE and the CSE or under state securities or blue sky laws in connection with the sale and distribution of the Stock by the Agent.

               Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants of the Company and representatives of Agent at which the contents of the Registration Statement, the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly need not pass upon,


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and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or any supplement thereto, and that on the basis thereof and relying as to materiality to a large extent upon the judgment of officers and other representatives of the Company, nothing has come to such counsel's attention which causes such counsel to believe that either the Registration Statement (other than financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which such counsel need express no belief) when it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, including any supplement thereto (other than financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which such counsel need express no belief), as of their respective dates included, or as of the date of such opinion includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Illinois, the General Corporation Laws of the State of Delaware, or the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for Agent and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this subsection include any supplements thereto.

       (e) The Agent shall have received at the Commencement Date at the final Closing hereunder opinions of Sidley & Austin, counsel for the Company, dated as of the Commencement Date and dated as of the final Closing Date, respectively, to the effect that:

                       (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

                       (ii) All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the shares of Stock have been duly and validly authorized, and, when issued and delivered to and paid for by the purchasers thereof pursuant to the Agreement, will be fully paid and nonassessable, conform to the description thereof in the Prospectus, and the stockholders of the Company are not entitled to preemptive rights with respect to the Stock;

                       (iii) The Registration Statement has become effective under the Act; (if applicable-the filing of the Prospectus Supplements pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b)); to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; the Registration Statement and the Prospectus at the time the Registration Statement became effective (if applicable-and the Prospectus Supplements) (in each case other than the financial statements, financial data, statistical data and supporting schedules contained or incorporated by reference therein as to which such counsel need express no opinion) complied as to the form in all material respects with the requirements of the Act and the Rules and Regulations; The documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto (other than financial statements, financial data, statistical data and supporting schedules contained or incorporated by reference therein as to which such counsel need express no opinion) when they became effective under the Act or were filed with the Commission under the Exchange Act or were amended subsequent to filing, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

                       (iv) The Agreement has been duly authorized, executed and delivered by the Company; and

                       (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the valid authorization, issuance, sale and delivery of the Stock as contemplated by this Agreement, except such as have been obtained under the Act and such as may be required by the listing of the Stock on the NYSE and the CSE or under the securities or blue sky laws of any jurisdiction.

               Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants of the Company and representatives of Agent at which the contents of the Registration Statement, the Prospectuses and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or any supplement thereto, and that on the basis thereof and relying as to materiality to a large extent upon the judgment of officers and other representatives of the Company, nothing has come to such counsel's attention which causes such counsel to believe that either the Registration Statement (other than financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which such counsel need express no belief) when it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, including any supplement thereto (other than financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which such counsel need express no belief), as of their respective dates included, or as of the date of such opinion includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Illinois and New York, the General Corporation Laws of the State of Delaware, or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for Agent and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this subsection include any supplements thereto.

       (f) The Agent shall have received from Latham & Watkins, counsel for the Agent, such opinion or opinions, dated as of the Commencement Date and dated as of the final Closing Date contemplated by this Agreement with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement, the Prospectus and other related matters as the Agent reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.


       (g) At or prior to (i) the Commencement Date and (ii) the date of the filing by the Company of any Quarterly Report on Form 10-Q or any Annual Report on Form 10-K (collectively, the "Periodic Reports") (or at a later date that is (A) no more than five days after the date of such filing and (B) at or prior to any Closing Date occurring on or after the date of such filing), the Agent shall have received a letter from Arthur Andersen LLP, dated the date of delivery thereof, substantially in the form attached hereto as Annex I (with appropriate modifications and references relating to such Periodic Reports).


       (h) The Agent shall have received from the Company a certificate, or certificates, signed by two authorized officers, including the principal financial or accounting officer (unless such officer is unavailable), of the Company, dated as of the Commencement Date and dated as of each Closing Date contemplated by this Agreement, to the effect that, to the best of their knowledge based upon reasonable investigation:

       (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Commencement Date or the Closing Date for such Pricing Period (as the case may be), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such Closing Date (as the case may be);

       (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Commission; and

       (iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

       (i) The Company shall have furnished to you such further certificates and documents as you shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are in the form set forth herein or, if not set forth herein, satisfactory in form and substance to the Agent. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.


       6.      Indemnification and Contribution.  (a)    The Company will
indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement made by the Company in this Agreement, (ii) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Stock under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application") or (iii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof.


       (b) The Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, or in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by the Agent, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

       (c)     Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection (except and only to the extent that such omission so to notify results directly in actual prejudice to the Company). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

       (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Stock (before deducting expenses) received by the Company bear to the total compensation or profit (before deducting expenses) received or realized by the Agent from the sale of the Stock on behalf of the Company. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocations or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total actual sales price at which the Stock sold by the Agent exceeds the amount of any damages that Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       (e) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the Act; and the obligations of the Agent under this
Section 6 shall be in addition to any liability that the Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

       7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Stock.


       8. Increase in Maximum Amount. At the option of the Company, with the consent of the Agent, the number of shares of Stock constituting the Maximum Amount may be increased from time to time up to a maximum aggregate amount of 5,200,000 shares.

9.     Termination.

       (a) The Agent shall have the right by giving notice as hereinafter specified at any time at or prior to any Closing Date, to terminate this Agreement if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Agent's obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) a banking moratorium shall have been declared by Federal or New York authorities, or (v) an outbreak of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Stock to be sold by the Agent on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 6 hereof shall at all times be effective. If the Agent elects to terminate this Agreement as provided in this Section, the Agent shall provide the required notice promptly by telephone, telex or telecopy, confirmed by letter.

       (b) The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion on the date occurring sixty (60) days after the date of this Agreement and every sixty (60) days thereafter. Notwithstanding the foregoing, if the Company chooses to effect any offering of equity securities or equity-related securities (other than the offering of securities contemplated hereby) before the completion of the offering contemplated hereby, the Company may terminate this Agreement at any time. Any termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 6 hereof shall at all times be effective. If the Company elects to terminate this Agreement as provided in this Section, the Company shall provide the required notice promptly by telephone, telex, or telecopy, confirmed by letter.

       (c) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent. If such termination shall occur during a Pricing Period, any Additional Shares and Average Market Price Shares shall settle in accordance with the provisions of the second to last paragraph of Section 3 hereof.


       10. Notices. All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at NatWest Securities Limited, 175 Water Street, New York, New York 10038, c/oJeffrey Letzler, General Counsel, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 1000 Milwaukee Avenue, Glenview, Illinois 60025-2993, Attention: Richard F. Vitkus, Senior Vice President- General Counsel, with a copy to Sidley & Austin, One First National Plaza, Chicago, Illinois 60603,
Attention: Thomas A. Cole, Esq. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.


       11. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

       12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

       If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.

                                             Very truly yours,

                                             ZENITH ELECTRONICS CORPORATION


                                             By: _______________________________
                                             Title:   Vice President-Finance
                                                      Chief Financial Officer

ACCEPTED as of the date first above written

NATWEST SECURITIES LIMITED


By: ______________________________________
Title: ___________________________________